CONSULTING AGREEMENT

          THIS AGREEMENT is made and entered into as of the December 5, 2008 by and between Albany International Corp. (hereinafter referred to as the “Company”) and Christopher Wilk (hereinafter referred to as the “Consultant”).

          WHEREAS, the Consultant is a full time employee of the Company whose employment will be involuntarily terminated as of January 1, 2009 when his position is eliminated; and

          WHEREAS, the Consultant possesses certain knowledge and skills beneficial to the business of the Company; and

          WHEREAS, the Company wishes to temporarily utilize the knowledge and skills of the Consultant in the endeavors of its business following the termination of his position; and

          WHEREAS, the Consultant wishes to continue to work, by providing services to the Company from time to time as an independent consultant, as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Consultant and the Company agree as follows:

1.	Creation of Independent Consultant Relationship

a.

The Company and the Consultant mutually agree that effective January 1, 2009 the Consultant will commence a relationship with the Company to provide services, as needed, as an independent consultant. The term of this Agreement shall be for a period of three months, though the parties may extend this Agreement upon mutual written consent.

b.

During the term of this Agreement, the Consultant shall, as requested by the Company, provide the services set forth on Schedule “A” hereto. The parties agree that the Consultant shall spend a minimum of 40 hours per month, and a maximum of 80 hours per month, discharging the Consultant’s duties hereunder. The Consultant and the Company shall mutually agree on the time and location when the Consultant’s duties hereunder are performed. Consultant shall report to Ralph M. Polumbo, or his designee. In the event the Company does not require 40 hours of consulting service in any month, Consultant will nevertheless be paid for 40 hours of service.

	c.	It is agreed that the parties will discharge their duties using their best efforts.

d.

In consideration for the Consultant’s performance of the Consultant’s duties under this Agreement, the Company will pay the Consultant at the rate of $100.00 per hour. Payments shall be made to the Consultant by the 15th of each month for the service provided in the preceding month, commencing February 15, 2009 based upon records submitted by the Consultant and approved by the Company. The Consultant represents he has a Social Security number, or Federal Taxpayer

Identification number, and will be solely responsible for any taxes due as a result of the foregoing payments.

	e.	The Consultant hereby further represents that he has independently investigated and satisfied himself of the income tax and Social Security implications of this Agreement.

f.

All actual and reasonable expenses incurred by the Consultant in the direct performance of his duties hereunder will be reimbursed by the Company, upon presentation of the appropriate documentation, to the extent consistent with the Company’s travel and expense policy applicable to the Company’s own employees.

g.

The Company and the Consultant agree that the Consultant is an independent contractor, and is not an employee of the Company. The Consultant shall not be entitled to pension, 401(K), health insurance or any other benefits to which employees of the Company are entitled, whether by contract, policy or applicable law, except nothing herein shall divest or diminish the benefits which the Consultant may have already accrued prior to his resignation.

2.	Performance

The Consultant understands and agrees that the Company’s obligation to perform under this Agreement is conditioned upon the Consultant’s performance of his agreements with, and covenants to the Company, as set forth in this Agreement. In the event the Consultant breaches any such agreement or covenant or causes any such covenant or agreement to be breached, the Company shall have the right to terminate this Agreement immediately upon written notice to the Consultant, after which the Company shall have no further liability or obligation to the Consultant.

3.	Non-Exclusivity/Agreement Not to Provide Services to Competitors

The Parties acknowledge that Consultant shall not be bound to provide services exclusively to the Company. However, during the term of this Agreement, the Consultant agrees that he will not provide any services whether as an employee or independent contractor, to any entity that in anyway may be deemed to be competitive to the Company, without prior written approval of the Company. Moreover, Consultant shall be permitted to sell the training program he has developed for the Company called Albany Management Institute to other entities, provided such program is not sold or marketed to any entities in competition with the Company. For the purposes of this paragraph, an entity shall be considered to be in competition with the Company if it designs, manufactures or sells a) paper machine clothing, b) high speed overheads doors, c) engineered fabrics or d) engineered composites used in the aerospace industries.

4.	Confidential Information

It is further agreed that all aspects of the Company’s business, products, prospects, plans and strategies, including, but not limited to, the identities, needs and preferences of its customers, internal business operations and pricing information, manufacturing know-

how, technical attributes of Products and any and all other trade secrets (collectively, “Confidential Information”), are confidential and secret, shall be maintained in confidence and not disclosed to any third party, and shall remain the exclusive property of the Company. Any Confidential Information may be used by the Consultant solely to discharge his obligations hereunder, and shall not be used for any other purpose. All Confidential Information shall be returned by the Consultant to the Company within 30 days of the termination of this Agreement, together with a statement certifying: (1) that Consultant has returned all Confidential Information in his possession; and (2) that Consultant has at all times maintained the confidential nature of the Confidential Information.

5.	Indemnity

The Company shall save the Consultant harmless from and against and indemnify the Consultant against any and all liability, loss, expense or damages claimed by any third party, arising as a result of the performance of the Consultant’s duties hereunder, to the extent attributable to any act of omission of the Company, including but not limited to, any injury (whether to body, property or business character or reputation) sustained by any such third party. The Consultant shall save the Company harmless from and against and indemnify the Company against any and all liability, loss, expense or damages claimed by any third party to the extent attributable to any breach by the Consultant of his obligations hereunder, or any other act or omission of the Consultant constituting gross negligence.

6.	Waiver

Neither party will be deemed to have waived any right, power or privilege under this agreement, or any provision thereof, unless such waiver shall be duly executed in writing and acknowledged by the party to be charged with such waiver. Accordingly, the failure of either party to enforce any provision of this Agreement will not be construed as a waiver of such provision, nor in any way affect the validity of this Agreement or any part thereof. No waiver of any breach of this Agreement will be held to be a waiver of any other subsequent agreement.

7.	Successors and Assigns

This Agreement shall inure to and be binding upon the Company and its respective successors and assigns. This Agreement may not be assigned by the Consultant.

8.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York and any applicable federal laws.

9.	Entire Agreement: Modification of Agreement

This Agreement constitutes the entire understanding of the parties, and no representation, promise or inducement not included in this Agreement shall be binding upon the parties. The Consultant affirms that the terms set forth herein constitute the sole consideration for his execution of this Agreement and that no other promises or assurances of any kind have been made to it by the Company or any other entity or person as inducement for it to sign this Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties or their respective heirs, legal representatives, successors and assigns.

10.	Partial Invalidity

The parties agree that the provisions of this Agreement shall be deemed severable and that the invalidity or unenforceability of any portion or any provision shall not affect the validity or enforceability of the other portions or provisions. Such provisions shall be appropriately limited and given effect to the extent that they may be enforceable.

11.	Headings

The headings or titles of sections of this Agreement are for convenience and reference only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of he date first set forth above.

Albany International Corp.

/s/ Christopher Wilk	By:	/s/ Ralph M. Polumbo

Christopher Wilk		Ralph M. Polumbo

	Its	Sr. Vice President – Human Resources
Date 1/6/2009

Date 1/12/09

Appendix A

The Consultant shall perform various job functions and project tasks as assigned to him by the Company, including, but not limited to the preparation or materials for, and implementation of, a supervisor training program.